UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 22, 2006

Franklin Electronic Publishers, Incorporated

(Exact name of registrant as specified in its charter)

Pennsylvania	1-13198	22-2476703
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Franklin Plaza, Burlington, New Jersey	08016-4907
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (609)386-2500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 22, 2006, Franklin Electronic Publishers, Incorporated (the “Registrant”) entered into an Amendment to Loan Documents (the “Amendment”) among the Registrant, Franklin Electronic Publishers (Europe) Ltd., Franklin Electronic Publishers (Deutschland) GMBH and PNC Bank, National Association. The Amendment revised the minimum Fixed Charge Coverage Ratio required to be maintained by the Registrant for the period ending December 31, 2006 to be no less than .25 to 1 on a rolling four-quarter basis. Commencing with the quarter ending March 31, 2007 and each fiscal quarter thereafter, the Registrant is required to maintain a minimum Fixed Charge Coverage Ratio of no less than 1:25:1.0 on a rolling four-quarter basis.

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 13, 2007, the Registrant issued a press release announcing earnings for its fiscal quarter ended December 30, 2006. The full text of the press release issued by the Registrant on February 13, 2007 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:
99.1	Press Release, dated February 13, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Franklin Electronic Publishers, Incorporated

Date: February 14, 2007	By:	/s/ Arnold Levitt
	Name:	Arnold D. Levitt
	Title:	Senior Vice President, Chief Financial Officer